April 14, 2003

GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

Ladies and Gentlemen:

     The undersigned is the beneficial holder of shares of Diacrin, Inc. ("Diacrin") common stock, par value $0.01 per share
("Diacrin Common Stock").

     GenVec, Inc. ("GenVec") and Diacrin are considering the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the merger of Diacrin with and into GenVec (the "Merger"). The execution of the Reorganization Agreement is subject, in the case of GenVec, to the execution and delivery of this letter agreement (this "Agreement"). In consideration of the substantial expenses that GenVec will incur in connection with the Merger and in order to induce GenVec to execute the Reorganization Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Diacrin, as follows:

     1. The undersigned will vote or cause to be voted for approval of the transactions contemplated by the Reorganization Agreement 1,438,295 of the shares of Diacrin Common Stock (the "Subject Shares") the undersigned is entitled to vote with respect thereto, subject, in the case of shares held in a fiduciary capacity, to the fiduciary, contractual or similar obligations of the undersigned.

     2. The undersigned will not effect any transfer or other disposition (except by operation of law) of any of the Subject Shares until Diacrin's stockholders have voted to approve the transactions contemplated by the Reorganization Agreement or until the Reorganization Agreement has been terminated pursuant to its terms, except for any transfer mandated by law or court order. In the case of any transfer by operation of law or otherwise, this Agreement shall be binding upon and inure to the benefit of the transferee to the extent permitted by law. Any transfer or other disposition in violation of the terms of this paragraph 2 shall be null and void.

     3. During the period beginning on the Effective Date and continuing to and including the date that is 120 days after the Effective Date, the undersigned will not, directly or indirectly
(i) offer, sell, contract to sell or otherwise dispose of, any shares of GenVec Common Stock or securities convertible into or exercisable or exchangeable for shares of GenVec Common Stock or
(ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of GenVec Common Stock whether any such swap or other agreement is to be settled by delivery of shares of GenVec Common Stock, other securities, cash or otherwise.

     4. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, GenVec shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     5. This Agreement shall terminate upon the earlier to occur of the consummation of the Merger or the termination of the Reorganization Agreement.

     Unless otherwise defined, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Reorganization Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                              Very truly yours,

                              RHO MANAGEMENT TRUST II
                              By:   Rho Capital Partners, Inc.
                                    Investment Advisor


                              By: _______________________________
                                    Name: Joshua Ruch
                                    Title: Chairman and Chief
                                    Executive Officer

Accepted this ___ day
of April, 2003

GENVEC, INC.

By:  _________________________
Name: Paul H. Fischer, Ph.D.
Title: Chief Executive Officer

                              April 14, 2003

GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

Ladies and Gentlemen:

     The undersigned is the beneficial holder of shares of Diacrin, Inc. ("Diacrin") common stock, par value $0.01 per share
("Diacrin Common Stock").

     GenVec, Inc. ("GenVec") and Diacrin are considering the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the merger of Diacrin with and into GenVec (the "Merger"). The execution of the Reorganization Agreement is subject, in the case of GenVec, to the execution and delivery of this letter agreement (this "Agreement"). In consideration of the substantial expenses that GenVec will incur in connection with the Merger and in order to induce GenVec to execute the Reorganization Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Diacrin, as follows:

     1. The undersigned will vote or cause to be voted for approval of the transactions contemplated by the Reorganization Agreement 94,924 of the shares of Diacrin Common Stock (the "Subject Shares") the undersigned is entitled to vote with respect thereto, subject, in the case of shares held in a fiduciary capacity, to the fiduciary, contractual or similar obligations of the undersigned.

     2. The undersigned will not effect any transfer or other disposition (except by operation of law) of any of the Subject Shares until Diacrin's stockholders have voted to approve the transactions contemplated by the Reorganization Agreement or until the Reorganization Agreement has been terminated pursuant to its terms, except for any transfer mandated by law or court order. In the case of any transfer by operation of law or otherwise, this Agreement shall be binding upon and inure to the benefit of the transferee to the extent permitted by law. Any transfer or other disposition in violation of the terms of this paragraph 2 shall be null and void.

     3. During the period beginning on the Effective Date and continuing to and including the date that is 120 days after the Effective Date, the undersigned will not, directly or indirectly
(i) offer, sell, contract to sell or otherwise dispose of, any shares of GenVec Common Stock or securities convertible into or exercisable or exchangeable for shares of GenVec Common Stock or
(ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of GenVec Common Stock whether any such swap or other agreement is to be settled by delivery of shares of GenVec Common Stock, other securities, cash or otherwise.

     4. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, GenVec shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     5. This Agreement shall terminate upon the earlier to occur of the consummation of the Merger or the termination of the Reorganization Agreement.

     Unless otherwise defined, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Reorganization Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                              Very truly yours,

                              Laguna Vermogensverwaltung GmbH



                              By: ___________________________
                                  Name:   Joshua Ruch
                                  Title:  Managing Director



Accepted this ___ day
of April, 2003

GENVEC, INC.

By:_______________________
Name: Paul H. Fischer, Ph.D.
Title: Chief Executive Officer

                              April 14, 2003

GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

Ladies and Gentlemen:

     The undersigned is a director of Diacrin, Inc. ("Diacrin") and is the beneficial holder of shares of common stock, par value
$0.01 per share, of Diacrin ("Diacrin Common Stock").

     GenVec, Inc. ("GenVec") and Diacrin are considering the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the merger of Diacrin with and into GenVec (the "Merger"). The execution of the Reorganization Agreement is subject, in the case of GenVec, to the execution and delivery of this letter agreement (this "Agreement"). In consideration of the substantial expenses that GenVec will incur in connection with the Merger and in order to induce GenVec to execute the Reorganization Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Diacrin and not in his capacity as a director and/or officer of Diacrin, as follows:

     1. The undersigned will vote or cause to be voted for approval of the transactions contemplated by the Reorganization Agreement 55,749 of the shares of Diacrin Common Stock (the "Subject Shares") the undersigned is entitled to vote with respect thereto, subject, in the case of shares held in a fiduciary capacity, to the fiduciary, contractual or similar obligations of the undersigned.

     2. The undersigned will not effect any transfer or other disposition (except by operation of law) of any of the Subject Shares until Diacrin's stockholders have voted to approve the transactions contemplated by the Reorganization Agreement or until the Reorganization Agreement has been terminated pursuant to its terms, except for any transfer mandated by law or court order. In the case of any transfer by operation of law or otherwise, this Agreement shall be binding upon and inure to the benefit of the transferee to the extent permitted by law. Any transfer or other disposition in violation of the terms of this paragraph 2 shall be null and void.

     3. During the period beginning on the Effective Date and continuing to and including the date that is 120 days after the Effective Date, the undersigned will not, directly or indirectly
(i) offer, sell, contract to sell or otherwise dispose of, any shares of GenVec Common Stock or securities convertible into or exercisable or exchangeable for shares of GenVec Common Stock or
(ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of GenVec Common Stock whether any such swap or other agreement is to be settled by delivery of shares of GenVec Common Stock, other securities, cash or otherwise.

     4. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, GenVec shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     5. This Agreement shall terminate upon the earlier to occur of the consummation of the Merger or the termination of the Reorganization Agreement.

     Unless otherwise defined, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Reorganization Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.


                              Very truly yours,


                              ______________________________
                              Joshua Ruch



Accepted this ___ day
of April, 2003

GENVEC, INC.

By:________________________
Name: Paul H. Fischer, Ph.D.
Title: Chief Executive Officer